                                                                   Exhibit 10.22



               MEMORANDUM OF UNDERSTANDING DATED JANUARY 15, 1998
                 BETWEEN THE COMPANY AND LACROSSE FOOTWEAR, INC.






                  [INFORMATION PLACED IN BRACKETS [ ] HAS BEEN
                    OMITTED IN ACCORDANCE WITH A CONFIDENTIAL
                   TREATMENT REQUEST PURSUANT TO RULE 406 AND
                  HAS BEEN FILED SEPARATELY WITH THE COMMISSION





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                                                             Frisby/LaCrosse MOU
                                                                     Page 2 of 3
                                                                January 15, 1998


                           Memorandum of Understanding
                                     between
                            Frisby Technologies, Inc.
                                       and
                             LaCrosse Footwear, Inc.

                                January 15, 1998

The Parties hereto agree to establish a License Agreement in order to provide LaCrosse Footwear, Inc. (hereinafter "LaCrosse") with certain rights to develop and sell selected products that incorporate Frisby's patented ComforTemp(R) foams and Thermasorb(R) thermal additives (hereinafter "the Technology"), subject to the provisions and understandings which follow:

1. Scope of License - Frisby grants LaCrosse a two (2) year non-exclusive license to make, use, and sell selected End-Use Products incorporating the Technology into the worldwide footwear marketplace. For purposes of this Agreement, End-Use Products include only:

                 Cold weather, rubber bottom insulated pac boots

End Use Products shall specifically exclude welt-constructed boots which have been previously licensed exclusively to Cove Shoe Company, Division of H.H. Brown Shoe Company, Inc.

2. License Fee - In return for the License granted above, and in lieu of a License fee, LaCrosse agrees, at a minimum, to perform the following actions:

   o Design, produce and market a minimum of three styles (SKUs) of rubber bottom boots incorporating ComforTemp(TM) for inclusion in the Fall/Winter 98 product line. At least one of these styles shall include sizes for Women and Boys;

   o Aggressively promote the sale of all End-Use Products by, at a minimum:

       o prominently displaying End-Use Products containing ComforTemp (ComforTemp signage, featured booth placement, etc.) at the 1998 Outdoor Retailer Winter Market Show in Salt Lake City, and all other appropriate trade shows (SHOT Show, WSA, etc.);

       o prominently featuring the ComforTemp logo (camera-ready artwork to be provided by Frisby) in all advertising, brochures and promotional materials for all End-Use Products;
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                                                             Frisby/LaCrosse MOU
                                                                     Page 3 of 3
                                                                January 15, 1998

       o prominently displaying the ComforTemp hangtag (provided by Frisby at no charge to LaCrosse) on all End-Use Products sold by LaCrosse containing ComforTemp;

       o featuring ComforTemp in all consumer advertising related to all End-Use Products from LaCrosse containing ComforTemp.

3. Royalties - In addition to the above, LaCrosse agrees to pay Frisby a royalty on [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] The royalties are to be paid to Frisby within thirty days following the end of each calendar quarter and shall be calculated based upon [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]

4. Sole Source Supply - The Parties hereto agree that Frisby will be sole source of supply for all Thermasorb additives and/or ComforTemp foams that may be required by LaCrosse, their subcontractors and/or affiliates to support product development efforts and production requirements.

5. Purchase Requirements - Upon signing of the License, LaCrosse must issue a purchase commitment letter for the total linear yardage of ComforTemp foam that they expect to take delivery of in 1998. This letter must include a non-binding estimated delivery schedule for 1998 shipments. LaCrosse will be permitted to issue individual purchase orders against this letter in accordance with a mutually agreeable delivery schedule. Each purchase order must be for at least 1,000 linear yards of a specific type (e.g. 83LX) and thickness (e.g. 6 mm). The purchase price of each type and thickness of ComforTemp shall be determined by the [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] at the volume level specified in the commitment letter. Each type of ComforTemp is assortable by thickness to attain volume levels. Prices listed are F.O.B. origin (Clemmons, NC).

6. Delivery Of Product - LaCrosse shall maintain an adequate inventory of ComforTemp(TM) on hand to support all orders due within thirty (30) days. All POs will be issued to Frisby by LaCrosse not less than thirty (30) days preceding LaCrosse's on-dock need dates.

7. Co-operative Advertising - The Parties agree to advertise and promote the Technology and products containing the Technology to the maximum extent practical. Frisby agrees to advertise ComforTemp and LaCrosse products containing ComforTemp, at the discretion and subject to the reasonable approval of LaCrosse. For 1998, Frisby will budget related advertising expenditures of at least [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.] as stated in the commitment letter of paragraph 5 above. For 1999, Frisby will budget at least [This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.]
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                                                             Frisby/LaCrosse MOU
                                                                     Page 4 of 3
                                                                January 15, 1998

8. Intellectual Property - All Technology licensed to LaCrosse under this Agreement remains the exclusive intellectual property of Frisby for the commercial life of the Technology. However, if the Parties jointly develop, or LaCrosse develops independently, patentable intellectual property related to the licensed Technology during the term of this License, then that Technology will become part of this Agreement with the License thereto granted to LaCrosse in accordance with the License provisions in effect at that time.

9. Best Effort Support - Frisby agrees to support LaCrosse at a reasonable number of sales presentations, sales meetings and trade shows in order to answer any technical questions that potential customers or salespeople may have. The Parties agree to collaborate on public relations and media releases respecting this Agreement and products developed containing the Technology.

FRISBY TECHNOLOGIES, INC.                   LACROSSE FOOTWEAR, INC.

/s/ Gregory S. Frisby                       /s/ Pat Gantert
-----------------------------               ----------------------------------
Greg Frisby                                 Pat Gantert
Chairman & Chief Executive Officer          President & Chief Executive Officer


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                                                             Frisby/LaCrosse MOU
                                                                     Page 5 of 3
                                                                January 15, 1998


                                                                    Attachment A

                            FRISBY TECHNOLOGIES, INC.


[This information has been omitted in accordance with a Confidential Treatment Request and has been filed separately with the Commission.












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